MACOM Completes Acquisition of Wolfspeed’s RF Business

LOWELL, MA, December 4, 2023 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (NASDAQ: MTSI), a leading supplier of semiconductor products, today announced the completion of its acquisition of the radio frequency business (the “RF Business”) of Wolfspeed, Inc. on December 2, 2023. The RF Business is highly complementary to MACOM’s portfolio and creates a compelling combined technology solution.

“We are excited to welcome the RF Business team to MACOM,” said Stephen G. Daly, President, Chief Executive Officer and Chair. “Going forward, we are committed to supporting all product and foundry customers and building upon the RF Business’ established technology to strengthen our leadership position.”

About MACOM

MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Datacenter industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts. To learn more visit www.macom.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about the expected integration, operation and growth of the RF Business. These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including, among other things, our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Corporate Development
P: 978-656-2977
E: stephen.ferranti@macom.com